UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2003

ERGO SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26988	04-3565746
(Commission File Number)	(I.R.S. Employer Identification No.)

790 Turnpike St., Suite 202 North Andover, MA 01845	01845
(Address of Principal Executive Offices)	(Zip Code)

(978) 689-0333
(Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by Ergo Science Corporation, a Delaware corporation (the “Registrant”), in connection with the matters described herein.

Item 2.          Acquisition or Disposition of Assets.

On November 24, 2003, (a) Ergo Research (Nevada) Corp., Nevada corporation and wholly-owned subsidiary of the Registrant (“Ergo Research”), sold substantially all of its assets to PLIVA d.d., a company formed under the laws of Croatia (“PLIVA”), and (b) Ergo Research, the Registrant and Ergo Science Development Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Ergo Development”), assigned to PLIVA all of their respective right, title and interest in the Novated License and Royalty Agreement dated May 1, 1995 by and among Board of Supervisors of Louisiana State University and Agricultural and Mechanical College, Ergo Research, the Registrant and Ergo Development.  In exchange for the foregoing disposition of assets, PLIVA paid to Ergo Research the aggregate purchase price of five million four hundred ninety eight thousand dollars ($5,498,000) in cash. The foregoing transactions were consummated pursuant to an Asset Purchase Agreement, dated as of November 24, 2003, and an Assignment of Novated License and Royalty Agreement dated November 24, 2003.

Item 7.          Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements

                Not applicable

(b)           Pro Forma Financial Information

Not applicable

(c)           Exhibits:

10.12                     Asset Purchase Agreement dated November 26, 2003, by and among PLIVA d.d., Ergo Research (Nevada) Corp. and the Registrant.

10.13                     Assignment of Novated License and Royalty Agreement dated November 24, 2003 by and among PLIVA, Ergo Research (Nevada) Corp., the Registrant and Ergo Science Development Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERGO SCIENCE CORPORATION

Date: December 8, 2003	By:	/s/	Ling Kwok
Ling Kwok
Vice President, Corporate Development